Exhibit 107.1

CALCULATION OF FILING FEE

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other(2)	3,500,000(3)	$8.74	$30,590,000	0.00011020	$3,371.02
Total Offering Amounts					$30,590,000		$3,371.02
Total Fee Offsets							$0.00
Net Fee Due							$3,371.02

(1)	This Registration Statement covers 2,000,000 new shares of Lands' End, Inc. (“Registrant”) common stock, par value $0.01 per share (“Common Stock”), which may be issued pursuant to awards under the Lands' End, Inc. Amended and Restated 2017 Stock Plan (as amended, the “Plan”), due to an increased number of shares available for issuance under the Plan pursuant to Amendment No. 1 to the Plan which became effective as of April 21, 2023 upon stockholder approval on June 13, 2023, and an additional 1,500,000 shares that may from time to time become available for delivery with respect to awards under the Plan due to share recycling or share counting provisions and other terms and conditions of the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Calculated solely for the purpose of determining the amount of registration fee due for this filing in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of Common Stock, as reported on The NASDAQ Stock Market on June 9, 2023.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of Additional Securities. A Registration Statement on Form S-8 (File No. 333-217096) has been filed by the Registrant with the Securities and Exchange Commission on April 3, 2017, as well as a Registration Statement on Form S-8 (File No. 333-231470) filed by the Registrant with the SEC on May 14, 2019, for existing securities under the Plan.